   As filed with the Securities and Exchange Commission on November 20, 1995
                                                       Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                            OXIS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         94-1620407
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                       Identification Number)

                               _________________

                        6040 N. CUTTER CIRCLE, SUITE 317
                          PORTLAND, OREGON 97217-3935
                                 (503) 283-3911
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             ______________________

                     1994 EMPLOYEE STOCK OPTION AGREEMENTS
                           1994 STOCK INCENTIVE PLAN

                             ______________________
                            (Full Title of the Plan)

                                 RAY R. ROGERS
                             CHAIRMAN OF THE BOARD
                            OXIS INTERNATIONAL, INC.
                        6040 N. CUTTER CIRCLE, SUITE 317
                          PORTLAND, OREGON 97217-3935
                                 (503) 283-3911
(Name, address, including zip code and  telephone number, including area code of agent for service)

                             _____________________

                                   COPIES TO:
                            RICHARD SCUDELLARI, ESQ.
                          JACKSON, TUFTS, COLE & BLACK
                             60 SOUTH MARKET STREET
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 998-1952

                             ______________________

                        CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum            Proposed Maximum
Title of Securities             Amount to be                Offering Price                  Aggregate            Amount of
to be Registered                 Registered                  Per Share (1)             Offering Price (1)     Registration Fee
==============================================================================================================================
Common Stock par value $.50      1,285,781 shares               $1.46875                 $1,888,490.84             $651.20
 per share
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 based on the average of the high and low prices of the Common Stock reported in the Nasdaq National Market System on November 16, 1995.

                                     PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    Plan Information.*

ITEM 2.    Registrant Information and Employee Plan Annual
           Information.*

__________________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act') and the Note to Part I of Form S-8.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.    Incorporation of Certain Documents by Reference.
                     -----------------------------------------------

                 There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by OXIS International, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission"):

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended, including all material incorporated by reference therein.

          2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995.

          3.  The Company's Report on Form 10-C as filed on May 24, 1995.

          4.  The Company's Current Report on Form 8-K as filed on May 24, 1995.

          5. The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995.

          6. The Company's Current Report on Form 8-K as filed on August 3, 1995, as amended by Form 8-K/A filed September 29, 1995.

          7. The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995.

          8. The description of the Registrant's Common Stock contained in the Company's Prospectus dated June 18, 1969 (File No. 0361150) filed pursuant to Section 12 of the Exchange Act on June 23, 1969.

          All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

          ITEM 4.  Description of Securities.
                   -------------------------

                   Not applicable.

          ITEM 5.  Interests of Named Experts and Counsel.
                   --------------------------------------

                   Not applicable.

          ITEM 6.  Indemnification of Directors and Officers.
                   -----------------------------------------

                 The Company has the power, pursuant to Section 102(7) of the Delaware General Corporation Law, to limit the liability of directors of the Company for certain breaches of fiduciary duty and, pursuant to
       Section 145 of the Delaware General Corporation Law, to indemnify its officers and directors and other persons for certain acts.

                 The Company's Restated Certificate of Incorporation includes the following provisions:

            "A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification."

            "The Company shall indemnify any and all persons whom it has the power to indemnify pursuant to the General Corporation Law of Delaware against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such law and may at the discretion of the Board of Directors, purchase and maintain insurance, at its expense, to protect itself and such persons against any expense, judgment, fine, amount paid in settlement or other liability, whether or not the Company would have the power to so indemnify such person under the General Corporation Law of Delaware."

            Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

            Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

            Article III of the Company's Bylaws provides that the Company, by action of the Board of Directors, may, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons who it shall have power to indemnify against any and all of the expenses, liabilities or other matters.

            The Company has purchased and maintains an insurance policy covering the officers and directors of the Company with respect to certain liabilities arising under the Securities Act or otherwise.

            ITEM 7.    Exemption from Registration Claimed.
                       -----------------------------------

                       Not applicable.

            ITEM 8.    Exhibits.
                       --------

               4.1 OXIS International,. Inc. 1994 Stock Incentive Plan, as amended, including Form of Stock Option Agreement.

               4.2  Forms of 1994 Employee Stock Option Agreements.

               5.1 Opinion of Jackson, Tufts, Cole & Black, as to legality of securities being registered hereunder.

               24.1 Consent of Independent Auditors.

               24.2 Consent of Counsel (contained in Exhibit 5.1).

               25.1 Power of Attorney (See page II-5).

            ITEM 9.    Undertakings.
                       ------------

               (a) The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PORTLAND, STATE OF OREGON, ON THE 20TH DAY OF NOVEMBER, 1995.

                                    OXIS INTERNATIONAL, INC.



                                    By:  /s/ Anna D. Barker
                                         -------------------------------------
                                         Anna D. Barker
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ray R. Rogers and Anna D. Barker, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and full capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                         TITLE                     DATE
-----------------------------   -----------------------------   -----------------
/s/ Anna D. Barker              Director; President and         November 20, 1995
-----------------------------   Chief Executive Officer
Anna D. Barker                  (Principal Executive Officer)

/s/ Jon S. Pitcher              Chief Financial Officer and     November 20, 1995
-----------------------------   Secretary
Jon S. Pitcher                  (Principal Financial and
                                Accounting Officer)

          SIGNATURE                         TITLE                     DATE
-----------------------------   -----------------------------   -----------------
 /s/ Ray R. Rogers              Director; Chairman of the       November 20, 1995
-----------------------------   Board
Ray R. Rogers

/s/ Gerald D Mayer              Director                        November 20, 1995
-----------------------------
Gerald D. Mayer

/s/ Peter E. Taussig            Director                        November 20, 1995
-----------------------------
Peter E. Taussig

/s/ Lawrance A. Brown, Jr.      Director                        November 20, 1995
-----------------------------
Lawrance A. Brown, Jr.

/s/ David Needham               Director                        November 20, 1995
-----------------------------
David Needham

/s/ A.R. Sitaraman              Director                        November 20, 1995
-----------------------------
A.R. Sitaraman

/s/ Timothy G. Biro             Director                        November 20, 1995
-----------------------------
Timothy G. Biro


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    EXHIBITS


                       Registration Statement on Form S-8


                            OXIS INTERNATIONAL, INC.

                               November 20,  1995

                                 EXHIBIT INDEX

                                                                Sequentially
                                                                Numbered Page
                                                                -------------
4.1  OXIS International, Inc. 1994 Stock Incentive Plan,
     as amended, and Form of Stock Option Agreement

4.2  Forms of 1994 Employee Stock Option Agreements

5.1 Opinion of Jackson, Tufts, Cole & Black, as to legality of securities being registered

24.1  Consent of Independent Auditors

24.2  Consent of Counsel (contained in Exhibit 5.1)

25.1  Power of Attorney (See page II-5)